Exhibit (a)(1)(C)

Website Text:

Home Document Library My Options Log Out

The election period closes on 9/17/2021. You have 33 days left to make an election.

Welcome! You have one or more outstanding option grants that are eligible to be exchanged under the Intercept Pharmaceuticals Option Exchange Program. Under the Option Exchange Program, you have the opportunity to exchange your underwater options for a smaller number of new at-the-money options through the end of the current tender offer period (9/17/2021). A summary of your current options is shown below. Options you have selected to exchange already during this tender offer period have been highlighted. Click one of the links to get started.

Document Library My Options

Grant Number Options Outstanding Exchange Available?

*Note that these values are rounded for display purposes. The actual underlying value may differ.

Website Text:

Home Document Library My Options Log Out

The election period closes on 9/17/2021. You have 33 days left to make an election.

My Eligible Options

The options below are available for exchange. Using the dropdowns on the right, please elect to exchange your options for new options or leave as-is. Options you have selected to exchange already during this tender offer period have been highlighted.

Existing Awards Exchange Awards Exchange Decision

Grant Number Grant Type Grant Date Expiration Date Options Outstanding* Options Vested Exchange Ratio Grant Type Expiration Date New Options Outstanding* New Vesting Schedule Exchange?

*Note that these values are rounded for display purposes. The actual underlying value may differ.

Confirm and Submit.

Website Text:

Please confirm your elections. You may change your elections until the offer period closes on 9/17/2021.

Exchanges

You have elected to exchange the following options:

Existing Awards Exchange Awards Exchange Decision

Grant Number Grant Type Grant Date Expiration Date Options Outstanding* Options Vested Exchange Ratio Grant Type Expiration Date New Options Outstanding* New Vesting Schedule Exchange?

*Note that these values are rounded for display purposes. The actual underlying value may differ.

Confirm & Submit.

Website Text:

Home Document Library My Options Log Out

Changes Saved Successfully!

Thank you for updating your options. A confirmation email has been sent to your email on file. If you have any questions of need to make further changes, please contact your account manager.

You’ll be redirected to your home page in 3 seconds…